Exhibit 10.2

SECURITY AGREEMENT

by and among

ONDAS NETWORKS INC.,
a Texas corporation
(Borrower and Obligor)

and

CHARLES & POTOMAC CAPITAL, LLC
(Lender and Secured Party)

Dated as of September 3, 2024

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 3, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among ONDAS NETWORKS INC., a Texas corporation (“Borrower” or “Obligor”), and CHARLES & POTOMAC CAPITAL PARTNERS, LLC (“Secured Party”).

RECITALS

A. Borrower has entered into (i) that certain Secured Note Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “SNA”), by and between Borrower and Secured Party, and (ii) certain other Loan Documents.

B. Borrower has agreed to secure and guarantee all of the “Loan Obligations” (as such term is defined in the SNA) pursuant to the SNA (collectively, the “Loan Obligations”) by granting to Secured Party, for the benefit of Secured Party, a first priority Lien on the Collateral owned by Borrower.

C. Borrower acknowledges that it will derive substantial benefit from the execution and delivery by Borrower of the SNA and the other Loan Documents to which Borrower is or is to be a party and from the transactions contemplated thereby.

D. It is a condition precedent to the making of the extensions of credit contemplated by the SNA that Borrower shall have entered into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Secured Party to enter into the SNA and to make certain of the advances of credit and other financial accommodations contemplated by the SNA, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Secured Party hereby agree as follows:

Article I

DEFINITIONS

1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Agreement” has the meaning given in the preamble to this Agreement.

“Assigned Agreement” and “Assigned Agreements” have the respective meanings given in Section 3.1(a).

“Bankruptcy Code” has the meaning given in Section 2.3.2(k).

“Borrower” has the meaning given in the preamble to this Agreement.

“Collateral” has the meaning given in Section 3.1.

“Loan Obligations” has the meaning given in Recital B to this Agreement.

“Obligor” has the meaning given in the preamble to this Agreement.

“Secured Party” has the meaning given in the preamble to this Agreement.

“Securities Laws” has the meaning given in Section 5.3.

“SNA” has the meaning given in Recital A to this Agreement.

”UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

1.2 SNA and UCC Definitions. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the respective meanings provided, directly or by reference, in the SNA. As used in this Agreement, unless otherwise defined in this Agreement, the singular and plural forms of the terms “accession,” “account,” “cash proceeds,” “chattel paper,” “collateral,” “commercial tort claim,” “deposit account,” “document” (as used in Section 3.1), “draft,” “electronic chattel paper,” “equipment,” “financial asset,” “fixtures,” “general intangible,” “goods,” “health-care-insurance receivable,” “instrument,” “inventory,” “investment property,” “letter-of-credit right,” “money,” “noncash proceeds,” “payment intangible,” “proceeds,” “promissory note,” “record,” (as used in Section 3.1) “security,” “security entitlement,” “software,” “supporting obligation,” “tangible chattel paper” and “writing” have the respective meanings assigned to those terms in the UCC; provided that any such term shall have the meaning assigned to such term in Article 9 of the UCC if such term also is defined differently in another Article of the UCC.

1.3 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Schedule 1 to the SNA shall apply to this Agreement mutatis mutandis, including its preamble and recitals.

Article II

Reserved.

Article III

GRANT OF SECURITY INTERESTS

3.1 Lien. Obligor, as security for the prompt and complete payment and performance when due of the Loan Obligations, does hereby assign and pledge to Secured Party and does hereby grant to Secured Party a continuing security interest of first priority (subject in priority only to Permitted Liens that are entitled to a higher priority under applicable Law than the Lien of Secured Party hereunder) in, all the rights, title and interest of Obligor in, to and under all of the following property, all wherever located, whether now existing or hereafter from time to time arising or coming into existence, and whether now owned or hereafter from time to time acquired by Obligor (collectively, the “Collateral”):

(a) all contracts and agreements, including the following contracts and agreements, as amended, amended and restated, supplemented or otherwise modified from time to time (individually, an “Assigned Agreement” and collectively, the “Assigned Agreements”), and all of Obligor’s rights thereunder:

(i) reserved;

(ii) the insurance policies maintained or required to be maintained by Obligor or any other Person under the Loan Documents, including any such policies insuring against loss of revenues by reason of interruption of the operations of Borrower and all proceeds and other amounts payable to Obligor thereunder;

(iii) all other agreements (including vendor warranties and guaranties and performance bonds, sureties and security) running to Obligor or assigned to Obligor;

(iv) any lease or sublease agreements or easement agreements or licenses owned by Obligor or any part thereof;

(v) any other agreements to which Obligor is or becomes a party;

(vi) all amendments, modifications, restatements, supplements, substitutions and renewals to any of the aforesaid agreements;

(vii) all rights of Obligor to receive moneys due and to become due; and

(viii) each and every guaranty and similar other contract for the benefit of Obligor;

(b) to the fullest extent permitted by Law, all applicable permits;

(c) all rents, profits, income, royalties and revenues derived in any other manner by Obligor;

(d) all fixtures, machinery, tools, substations, lithium-ion batteries, energy storage inverters, transformers, switchgears, any other components, engines, appliances, mechanical and electrical systems, elevators, lighting, alarm systems, fire control systems, furnishings, furniture, service equipment, motor vehicles, building or maintenance equipment, building or maintenance materials, supplies, goods and property covered by any warehouse receipts or bills of lading or other such documents, spare parts, maps, plans, specifications, architectural, engineering, construction or shop drawings, manuals or similar documents, copyrights, patents, trademarks, trade names and other intellectual property of any kind, and any replacements, renewals or substitutions for any of the foregoing;

(e) all goods (including inventory, equipment and any accessions thereto), money, instruments (including promissory notes), securities, security entitlements, other investment property, financial assets, accounts (including health-care-insurance receivables), documents, deposit accounts, chattel paper (whether tangible chattel paper or electronic chattel paper), general intangibles (including payment intangibles and software), letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims and supporting obligations, including the right in the name and on behalf of Obligor to appear in and defend any action or proceeding brought with respect to any part of Obligor’s real or personal property and to commence any action or proceeding to protect the interest of Obligor in such Collateral;

(f) all general intangibles, including, to the extent assignable, all inventions, processes, production methods, proprietary, know how owned by Obligor, and all payment and performance bonds or warranties or guarantees owned by Obligor, all rights under and in patents, patent licenses, rights in intellectual property, trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade secrets, service marks, logos, other source and business identifiers, trademark registrations and applications for registration used exclusively at or relating exclusively to any part of Obligor’s business, all renewals, extensions and continuations-in-part of the items referred to above, any written agreements granting to Obligor any right to use any trademark or trademark registration at or in connection with Obligor’s business, and the right of Obligor to sue for past, present and future infringements of the foregoing, and the right in the name and on behalf of Obligor to appear in and defend any action or proceeding brought with respect to any part of Obligor’s real or personal property and to commence any action or proceeding to protect the interest of Obligor in such Collateral;

(g) all books, records, writings, design documents, computer programs, printouts and other computer materials and records, data bases, software, information and other property relating to, or used or useful in connection with, Obligor’s business;

(h) all accounts in the name of Obligor, including any subaccounts within such accounts;

(i) (i) all possessory rights of Obligor under Section 365(h) of the Bankruptcy Code and any claim for damages due to the rejection of the real property documents or other termination of the real property documents, (ii) all rights of Obligor to treat the real property documents as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under such real property documents in the event any case, proceeding or other action is commenced by or against the ground lessor under the Bankruptcy Code or any comparable Law, (iii) all rights of Obligor to reject the real property documents under Section 365 of the Bankruptcy Code or any comparable Law with respect to any case, proceeding or other action commenced by or against Obligor under the Bankruptcy Code or comparable federal or state statute or law and (iv) all rights of Obligor to seek an extension of the sixty (60)-day period within which Obligor must accept or reject the real property documents under Section 365 of the Bankruptcy Code or any comparable Law with respect to any case, proceeding or other action commenced by or against Obligor under the Bankruptcy Code or comparable Law;

(j) all proceeds and products of all of the foregoing Collateral, whether cash proceeds or noncash proceeds, including (i) all rights of Obligor to receive moneys due and to become due under or pursuant to the Collateral, (ii) all rights of Obligor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (iii) all rights of Obligor with respect to claims, rights, powers or privileges of Obligor for damages arising out of or for breach of or default under the Assigned Agreements or any other Collateral, (iv) all rights of Obligor to terminate, amend, supplement, modify or waive performance under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, (v) all rights of Obligor under each such contract or agreement to make determinations, to exercise any election (including the election of remedies) or option or to give or receive any notice, consent, waiver, or approval, together with full power and authority with respect to any contract or agreement to demand, receive, enforce, collect or provide receipt for any of the foregoing rights or any property that is the subject of any of the contracts or agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which may be necessary or advisable in connection with any of the foregoing, (vi) all rights of Obligor to payment for goods or other property sold or leased or services performed by Obligor, (vii) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and (viii) any and all additions and accessions to the Collateral, and all proceeds thereof, including proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including all awards, all insurance proceeds, including any unearned premiums or refunds of premiums on any insurance policies covering all or any part of the Collateral and the right to receive and apply the proceeds of any insurance, or of any judgments or settlements made in lieu thereof for damage to or diminution of the Collateral; and

(k) to the extent not otherwise included in the Collateral, all other tangible and intangible personal property and all other assets of Obligor, wherever located and whenever acquired, whether or not of a type which may be subject to a security interest under the UCC.

Notwithstanding the foregoing, all Excluded Property is expressly excepted and excluded from the Collateral and the Lien and terms of this Agreement.

“Excluded Property” means, (a) any fee-owned real property having a fair market value of less than $1,000,000 and any leasehold real property interests, (b) any assets to the extent that the Secured Party may not validly possess a security interest therein under, or such security interest is restricted by, applicable laws or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition; (c) leases, licenses or permits or agreements (including with respect to any purchase money indebtedness, indebtedness related to capital leases or similar arrangements) to the extent that, and so long as, a grant of a security interest therein, or in the property or assets that secure the underlying obligations with respect thereto (i) is prohibited by applicable law other than to the extent such prohibition is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition or (ii) would violate or invalidate such lease, license, permit or agreement, or create a right of termination in favor of, or require the consent of, any other party thereto (other than an Obligor) (in each case, after giving effect to the relevant provisions of the UCC or other applicable laws), in each case, other than the proceeds and receivables thereof, and only to the extent that and for so long as such limitation on such pledge or security interest is otherwise permitted under the Loan Documents; (d) governmental licenses, state or local franchises, charters and authorizations and any other property and assets to the extent that the Secured Party may not validly possess a security interest therein under, or such security interest is restricted by, applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization; (e) any “intent to use” trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark applications under applicable federal law, (f) Excluded Accounts, (g) vehicles and other assets subject to certificates of title or ownership, but only to the extent a Lien therein cannot be perfected by the filing of a UCC financing statement; and (h) assets which the Obligor and Secured Party mutually reasonably determine that the cost, difficulty, burden or consequences of obtaining, perfecting or maintaining a security interest exceeds the practical benefits to the Secured Party.

“Excluded Accounts” means (i) any deposit account used solely for funding payroll, payroll tax, workers’ compensation claims, 401(k) benefits, health care benefits, retirement benefits, or other employee benefits, (ii) deposit accounts used solely for withholding taxes, (iii) fiduciary accounts or similar escrow accounts maintained for the benefit of third parties, (iv) zero balance accounts or (v) other accounts in which the aggregate collective balance for all such accounts does not exceed at any time $150,000.

3.2 Delivery of Assigned Agreements. In order to effectuate the foregoing, the Obligor has heretofore made available, or concurrently with the delivery hereof is making available to Secured Party copies of each of the executed material Assigned Agreements and all applicable permits required with respect thereto and in effect as of the date hereof. All certificates, promissory notes and other instruments representing or evidencing any Collateral shall be delivered to and held by or on behalf of, and, in the case of promissory notes, endorsed to the order of, Secured Party or its designee pursuant hereto.

3.3 Continuing Liability under Assigned Agreements. Anything herein contained to the contrary notwithstanding, and except as otherwise permitted under the other Loan Documents, Obligor shall remain liable under each of the Assigned Agreements to which it is a party, to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and Secured Party shall have no obligation or liability under any of the Assigned Agreements by reason of or arising out of this Agreement, and Secured Party shall not be required or obligated in any manner to perform or fulfill any obligations of Obligor under any of the Assigned Agreements, or to make any payment under any of the Assigned Agreements, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

3.4 Defaults under Assigned Agreements. If any “event of default” by Obligor under any of the Assigned Agreements to which it is a party shall occur and be continuing (and for the purposes of clarity, after the passage of any grace or cure period specified therein), Secured Party may, at its option (but shall not be obligated to) and without limiting any of Secured Party’s rights under any other Loan Document, remedy any such “event of default” by giving prior written notice of such intent to Obligor and to the parties to each Assigned Agreement under which an “event of default” exists. Any curing by Secured Party of an Obligor’s default under any of the Assigned Agreements shall not be construed as an assumption by Secured Party of any obligations, covenants or agreements of Obligor under such Assigned Agreements, and Secured Party shall not incur any liability to Obligor or any other Person as a result of any actions undertaken by Secured Party in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Obligor under the Assigned Agreements.

3.5 Destruction of Collateral. No injury to, or loss or destruction of, the Collateral or any part thereof shall relieve Obligor of any of its obligations hereunder or under any of the Loan Obligations under the Loan Documents.

3.6 Retention of Certain Rights. So long as Secured Party has not exercised remedies with respect to the Collateral under this Agreement or any other Loan Document upon the occurrence and during the continuation of an Event of Default, Obligor reserves all rights with respect to the Collateral owned by it or in which it has rights (except as limited by the Loan Documents), including all rights to use, apply, modify, dispose of or otherwise deal with the Collateral (in each case except as limited by the Loan Documents).

3.7 Intellectual Property. For the purpose of enabling Secured Party to exercise its rights, remedies, powers and privileges under Article V (Remedies upon an Event of Default) at such time or times as Secured Party is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, Obligor hereby grants to Secured Party, to the extent assignable or licensable in a manner consistent with this Agreement and without payment of any royalty or compensation, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Obligor) to use, assign, license or sublicense any of the intellectual property of Obligor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

3.8 Commercial Tort Claims. Obligor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (a) Obligor shall, promptly upon such acquisition, deliver to Secured Party, in each case in form and substance reasonably satisfactory to Secured Party, a notice of the existence and nature of such commercial tort claim containing a reasonably specific description of such commercial tort claim, certified by Obligor as true and correct, (b) the provisions of this Article III (Grant of Security Interests) shall apply to such commercial tort claim (and Obligor authorizes Secured Party to supplement this Agreement with a description of such commercial tort claim if Obligor fails to deliver the notice described in clause (a)), and (c) Obligor shall execute and deliver to Secured Party, in each case in form and substance reasonably satisfactory to Secured Party, any certificate, agreement or other document, and take all other action, determined by Secured Party to be reasonably necessary or appropriate for Secured Party to obtain a first-priority (subject in priority only to Permitted Liens that are entitled to a higher priority under applicable Law than the Lien of Secured Party hereunder), perfected security interest in such commercial tort claim.

Article IV

OBLIGATIONS SECURED

Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of all Loan Obligations.

Article V

REMEDIES UPON AN EVENT OF DEFAULT

5.1 Remedies Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right, but not the obligation, to do any of the following:

(a) by notice to Borrower, declare any amounts payable by Borrower under the SNA to be due and payable immediately and thereupon the same shall become immediately due and payable upon such notice to Borrower but without presentment, demand, notice of dishonor, protest or further notice of any kind, all of which are expressly waived by Borrower, anything contained herein to the contrary notwithstanding (provided that, if such Event of Default occurs under Section 7(a)(iv) of the SNA with respect to any Loan Party, all such amounts shall become automatically due and payable);

(b) proceed to protect and enforce the rights vested in it by this Agreement and to enforce its rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Assigned Agreements (including specific performance of any covenant or agreement contained therein), or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law and under the UCC;

(c) cause all revenues hereby included as Collateral and all other moneys and other property included as Collateral hereunder to be paid or delivered directly to it, and demand, sue for, collect and receive any such moneys and property;

(d) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein or in any Assigned Agreement, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable Law;

(e) foreclose or enforce any other agreement or other instrument by or under or pursuant to which the Loan Obligations are issued or secured;

(f) incur expenses, including attorneys’ fees, consultants’ fees and other costs, appropriate to the exercise of any right or power of Secured Party under this Agreement;

(g) perform any obligation of Obligor hereunder or under any other Loan Document to which Obligor is a party or any Assigned Agreement, make payments, submit drawing certificates under any letter of credit included in the Collateral, purchase, contest or compromise any encumbrance, charge or other Lien on any of the Collateral, pay taxes and expenses relating to the Collateral, and insure, process and preserve the Collateral, without, in each case, any obligation to do so;

(h) in connection with any acceleration or foreclosure under the Loan Documents, take possession of the Collateral and of any and all books of account and records of Obligor relating to any of the Collateral and render it usable and repair and renovate the same without, however, any obligation to do so, and enter upon, or authorize its designated agent to enter upon, any location where any of the Collateral may be located for that purpose, and Secured Party and its representatives are hereby granted an irrevocable license to enter upon such premises for such purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse Secured Party for any cost or expenses reasonably incurred hereunder or under any of the other Loan Documents and to the payment or performance of Borrower’s Loan Obligations or obligations hereunder or under any of the other Loan Documents to which Obligor is a party, including applying the balance to the Loans and other Loan Obligations of Borrower as provided for in the SNA and any remaining excess balance to whomsoever is legally entitled thereto;

(i) make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and extend the time of payment, arrange for payment installments, or otherwise modify the terms, of any Collateral;

(j) secure the appointment of a receiver of the Collateral or any part thereof, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Loan Obligations, and, whether or not the sum of such disbursements and expenses plus the other Loan Obligations exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Agreement, and reimbursement by Obligor of such disbursements and expenses shall be due and payable upon demand therefor and thereafter shall bear interest, until paid, at the Default Rate or the maximum rate permitted by applicable Law, whichever is less;

(k) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for, the Collateral or any part thereof;

(l) transfer the Collateral or any part thereof to the name of Secured Party or to the name of Secured Party’s nominee;

(m) take possession of and endorse in the name of Obligor or in the name of Secured Party, for the account of Obligor, any bills of exchange, checks, drafts, money orders, notes or any other chattel paper, documents or instruments constituting all or any part of the Collateral or received as interest, rent or other payment on or on account of the Collateral or any part thereof or on account of its sale or lease;

(n) appoint another Person (who may be an employee, officer or other representative of Secured Party) to do any of the foregoing, or take any other action permitted hereunder, as agent for or representative of, and on behalf of, Secured Party;

(o) execute (in the name, place and stead of Obligor) endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Collateral;

(p) require Obligor to assemble the Collateral or any part thereof and to make the same (to the extent the same is moveable) available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Obligor and Secured Party;

(q) make formal application for the transfer of all of any applicable Obligor’s permits, licenses and approvals included in the Collateral and relating to Obligor’s business to Secured Party, to any assignee of Secured Party or to any purchaser of any of the Collateral to the extent the same are assignable in accordance with their terms and applicable Law;

(r) sell or otherwise dispose of any or all of the Collateral, or cause all or any part of the Collateral to be sold or otherwise disposed of, in one or more sales or transactions, at such prices as Secured Party may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker’s board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived, in which case such notice shall be in accordance with the provisions hereof to the extent permitted by applicable Law), it being agreed that Secured Party may be a purchaser on its own behalf at any such sale and that Secured Party or any other Person who may be a bona fide purchaser for value of any or all of the Collateral so sold without notice of any claims shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Obligor, any such right and equity being hereby expressly waived and released to the extent permitted by applicable Law;

(s) require Obligor to take any actions that are necessary or appropriate to preserve the value of the Collateral and the validity, perfection or priority of the Liens granted by this Agreement in any portion of the Collateral, or to take any other action which Secured Party determines is necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof, and Obligor hereby irrevocably appoints Secured Party as Obligor’s attorney-in-fact (as set forth in Section 7.2 (Attorney-In-Fact)) to take any such action, including the execution and delivery of any and all documents or instruments related to the Collateral or any part thereof in Obligor’s name, and said appointment shall create in Secured Party a power coupled with an interest which shall be irrevocable; or

(t) exercise any other or additional rights or remedies granted to Secured Party under any other provision of this Agreement or any other Loan Document, or exercisable by a secured party under the UCC or under any other applicable Law.

5.2 Minimum Notice Period. If, pursuant to applicable Law, prior notice of any action described in Section 5.1 (Remedies Upon Event of Default) is required to be given to Obligor, Obligor hereby acknowledges that the minimum time required by such applicable Law, or, if no minimum time is specified, ten (10) business days, shall be deemed a reasonable notice period.

5.3 Sale of Collateral. In addition to exercising the foregoing rights, upon the occurrence and during the continuation of an Event of Default, Secured Party may, to the extent permitted by applicable Law, arrange for and conduct the sale of the Collateral at a public or private sale (as Secured Party may elect) which sale may be conducted by an employee or representative of Secured Party, and any such sale shall be considered or deemed to be a sale made in a commercially reasonable manner. With respect to any public sales, Secured Party agrees to provide at least ten (10) business days’ prior written notice to Obligor specifying the time and place of any public sale or the time after which any private sale is to be made and Obligor agrees that such ten (10) business days’ notice shall constitute reasonable notification (unless a longer notice period shall be required by applicable Law). Secured Party may release, temporarily or otherwise, to an Obligor any item of Collateral of which Secured Party has taken possession pursuant to any right granted to Secured Party by this Agreement without waiving any rights granted to Secured Party under this Agreement, the SNA, the other Loan Documents, or any other agreement related hereto or thereto. Obligor hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. Each successor and assign of the Obligor, including a holder of a Lien subordinate to the Lien created hereby (without implying that Obligor has, except as expressly provided in the Loan Documents, a right to grant an interest in, or a subordinate Lien on, any of the Collateral), except as otherwise agreed between such successor or assign of Obligor and Secured Party, by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, to the same extent as if such holder gave the waiver itself. If Secured Party sells any of the Collateral upon credit, the Obligor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral, and Obligor shall be credited with the proceeds of the sale. To the extent permitted by applicable Law, in the event Secured Party shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Law or this Agreement or any other Loan Document, Secured Party may bid all or less than the amount of the Loan Obligations. To the extent permitted by applicable Law, the amount of the successful bid at any such sale, whether Secured Party or any other party is the successful bidder, shall, absent fraud or gross negligence, be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Loan Obligations shall be conclusively deemed to be the amount of the Loan Obligations. Obligor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws (collectively, the “Securities Laws”), Secured Party may be compelled, with respect to any sale of all or any part of the Collateral constituting “securities”, however defined in the Securities Laws, to limit purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Obligor acknowledges that any such private sales may be at prices and on terms less favorable to Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

5.4 Costs and Expenses. All reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Secured Party in connection with any actions taken under Article V (Remedies upon an Event of Default) shall constitute Loan Obligations secured by this Agreement and shall be paid by the Obligor to Secured Party within five (5) business days after demand.

5.5 Actions Taken by Secured Party. Any action or proceeding to enforce this Agreement or any Assigned Agreement may be taken by Secured Party either in an Obligor’s name or in Secured Party’s name, as Secured Party may determine is necessary.

5.6 Private Sales. Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Article V (Remedies upon an Event of Default) conducted in a commercially reasonable manner and in accordance with the requirements of applicable Law. Obligor hereby waives any claims against Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Loan Obligations, even if Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree, if that private sale is conducted in a commercially reasonable manner and in accordance with applicable Law.

5.7 Waiver of Rights and Remedies Under Applicable Law. In exercising its right to take possession of the Collateral upon the occurrence and during the continuation of an Event of Default, Secured Party, personally or by its agents or attorneys, and subject to the rights of any tenant under any lease or sublease of the Collateral, to the fullest extent permitted by Law, may enter upon any land owned or leased by Obligor without being guilty of trespass or any wrongdoing, and without liability to Obligor for damages thereby occasioned.

5.8 Compliance With Limitations and Restrictions. Obligor hereby agrees that, in respect of any sale of any of the Collateral pursuant to the terms hereof, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and Obligor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable or accountable to Obligor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

5.9 No Impairment of Remedies. If, in the exercise of any of its rights and remedies under this Agreement, Secured Party shall forfeit any of its rights or remedies, whether because of any applicable Law pertaining to “election of remedies” or otherwise, Obligor hereby consents to such action by Secured party and, to the extent permitted by applicable Law, waives any claim based upon such action, even if such action by Secured Party shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Obligor might otherwise have had but for such action by Secured Party or the terms herein. Any election of remedies which results in the denial or impairment of the right of Secured Party to seek a deficiency judgment against Obligor shall not, to the extent permitted by applicable Law, impair Obligor’s obligation hereunder.

Article VI

REPRESENTATIONS AND WARRANTIES; COVENANTS

6.1 Representations and Warranties of Obligor. Obligor represents and warrants as of the date hereof and as of the date of each Draw to Secured Party as follows:

(a) The legal name, type of organization, jurisdiction of organization, organizational identification number and the mailing address of Obligor as of the date hereof are correctly set forth in Exhibit A. Obligor has not changed its location (as defined in Section 9-307 of the UCC) or become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person except with respect to Permitted Liens.

(b) Except as specified in Exhibit A, Obligor has not (i) within the period of four (4) months prior to the date hereof, changed its “location” (as defined in Section 9-307 of the UCC), or (ii) heretofore changed its name or jurisdiction of formation within the past five (5) years.

(c) Obligor has not executed, and has no knowledge of, any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement and the other Loan Documents. The security interest in the Collateral granted to Secured Party under this Agreement constitutes as to personal property included in the Collateral, and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected and first priority (subject in priority only to Permitted Liens that are entitled to a higher priority under applicable Law than the Lien of Secured Party hereunder) security interest after the proper filing of the applicable UCC financing statement listed for Obligor to the extent a security interest in such personal property may be perfected by the filing of such financing statement.

(d) All of the material equipment and material inventory of Obligor, if any, (other than material equipment in transit, in the possession of third parties in the ordinary course of business or at another location being serviced or repaired) is in its exclusive possession and control and located at the address of Obligor set forth in Exhibit A.

(e) Reserved.

(f) Each representation and warranty of Obligor set forth under the Loan Documents to which it is a party is true and correct as of the date hereof (or if such representation and warranty relates solely as of an earlier date, as of such earlier date).

6.2 Covenants.

(a) Upon the occurrence and during the continuation of any Event of Default, at Secured Party’s request, an Obligor shall promptly deliver to Secured Party, or provide to Secured Party access to, copies (or, where requested by Secured Party, and where available, originals) of any and all books and records relating to the Collateral.

(b) Upon the occurrence and during the continuation of any Event of Default, at Secured Party’s request, any action or proceeding to enforce any Assigned Agreement in respect of an Obligor may be taken by Secured Party either in Obligor’s name or in Secured Party’s name, as Secured Party may deem necessary.

(c) Except to the extent the failure to so comply could not reasonably be expected to result in a Material Adverse Effect,Obligor shall perform and comply with all obligations and conditions on its part to be performed hereunder, under the other Loan Documents to which it is a party and under each of the Assigned Agreements to which it is a party.

(d) Without the prior written consent of Secured Party (such consent not to be unreasonably withheld, conditioned or delayed), no Obligor will file or authorize to be filed in any jurisdiction with respect to the Collateral any financing statements under the UCC or any like statement in which Secured Party is not named as the sole secured party, other than in respect of any Permitted Liens.

(e) No Obligor shall, directly or indirectly, create, incur, assume or suffer to exist any Liens on or with respect to any part of the Collateral (other than Permitted Liens). Obligor will, at its own cost and expense, promptly take such action as may be necessary to discharge any such Liens that are not Permitted Liens.

(f) Except as otherwise permitted under the SNA, no Obligor will make any assignment of its rights under the Assigned Agreements other than any assignment pursuant to this Agreement or any other Loan Document.

(g) [Intentionally omitted].

(h) Reserved.

(i) Obligor will, prior to the Termination Date, defend its title to the Collateral and the interest of Secured Party in the Collateral against any claim or demand of any Persons.

(j) If Borrower receives any income or distribution of money or property of any kind in violation of this Agreement, Borrower shall hold such income or distribution as trustee for, and shall promptly deliver the same to, Secured Party.

(k) Without the prior written consent of Secured Party, or as otherwise permitted by the Loan Documents to which it is a party, no Obligor shall terminate, modify or amend any Assigned Agreement to which it is a party in a manner materially adverse to Secured Party.

(l) To the extent not provided by an Obligor pursuant to any Loan Document to which it is a party, Obligor shall give to Secured Party prompt notice of (i) each material demand or material notice received or given by Obligor relating to any material Assigned Agreement to which it is a party, and (ii) any default or event which, with the giving of notice or the passage of time or both, might reasonably be expected to become a default under any Assigned Agreement to which it is a party, whether by Obligor or any other Person, and of which Obligor has knowledge or has received notice, to the extent such default or event could reasonably be expected to result in a Material Adverse Effect.

Article VII

MISCELLANEOUS

7.1 Remedies Cumulative; Delay Not Waiver.

7.1.1 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to Secured Party hereunder is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable Law, be cumulative and in addition to every other right, power and remedy given hereunder or under any other Loan Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Secured Party may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both. If Secured Party may, under applicable Law, proceed to realize its benefits under this Agreement or any other Loan Document giving Secured Party a Lien upon any Collateral, whether owned by Obligor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Secured Party under this Agreement.

7.1.2 Delay Not Waiver; Separate Causes of Action. No delay in exercising, and no omission to exercise, any right, power or remedy accruing to Secured Party upon the occurrence and during the continuation of any Event of Default shall impair any such right, power or remedy of Secured Party, nor shall it be construed to be a waiver of any such Event of Default, or an acquiescence therein, or of or in any other breach or default thereafter occurring, and no waiver of any other breach or default under this Agreement or any other Loan Document shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Secured Party of any breach or default under this Agreement, or any waiver on the part of Secured Party of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. Each and every default by Obligor in payment or performance hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. Every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient or appropriate, by Secured Party upon the occurrence and during the continuation of an Event of Default.

7.2 Attorney-In-Fact. Obligor hereby constitutes and appoints Secured Party, acting for and on behalf of itself and each successor or assign of Secured Party, as the true and lawful attorney-in-fact of Obligor, with full power and authority in the place and stead of Obligor and in the name of Obligor, Secured Party or otherwise, subject to the terms of the SNA and the other Loan Documents, to enforce all rights, interests and remedies of Obligor with respect to the Collateral following the occurrence and during the continuation of an Event of Default, including the right:

(a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including any insurance policies;

(b) to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

(c) to file any claims or take any action or institute any proceedings in connection therewith which Secured Party may determine, in its sole discretion, to be necessary or advisable;

(d) to pay, settle or compromise all bills and claims which may be or become Liens against any or all of the Collateral, or any part thereof, unless a bond or other security reasonably satisfactory to Secured Party has been provided;

(e) to vote, demand, receive and enforce Obligor’s rights with respect to the Collateral;

(f) to do any and every act which Obligor might do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of Obligor’s rights and remedies under any or all of the Assigned Agreements;

(g) to preserve the validity, perfection and priority of the Liens granted to Secured Party by this Agreement or under any other Loan Documents;

(h) to, in the name of Obligor or its own name, or otherwise, take possession of, receive and endorse and collect any check, account, chattel paper, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible included in the Collateral;

(i) to execute, in connection with any sale or disposition of the Collateral under Article V (Remedies upon an Event of Default), any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral;

(j) to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Obligor or, at the option of Secured Party, in the name of Secured Party, with the same force and effect as Obligor could do if this Agreement had not been made; and

(k) upon foreclosure and to the extent provided herein or in any other Loan Document to which Obligor is a party, to do any and every act which Obligor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of Obligor’s rights and remedies under any or all of the Assigned Agreements;

provided, however, that Secured Party shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing; provided, further, however, that nothing in this Agreement shall prevent Obligor from, prior to the exercise by Secured Party of any of the aforementioned rights or remedies, undertaking Obligor’s operations subject to the terms of the Collateral Documents and the Loan Documents. Pursuant to such power of attorney, if an Event of Default has occurred and is continuing, Secured Party may, itself perform, or cause the performance of, any obligations of Obligor, and the expenses of Secured Party incurred in connection therewith shall be payable by Obligor hereunder. This power of attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. Obligor hereby approves, ratifies and confirms each lawful act and deed of or for Secured Party done or to be done pursuant to, and in accordance with, this appointment and applicable Law as the authorized act and deed of Obligor.

7.3 Perfection; Further Assurances; Certain Waivers.

7.3.1 Perfection.

(a) Concurrently with the execution of this Agreement, Obligor shall, to the extent that “control” (within the meaning of the applicable UCC) is required to afford Secured Party a first priority security interest in any Collateral, deliver to Secured Party all certificates or instruments evidencing such Collateral, and Secured Party shall have sole possession and control of such certificates and instruments until the Termination Date. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably acceptable to Secured Party. Secured Party shall have the right, at any time in its discretion and without prior notice to an Obligor, following the occurrence and during the continuation of an Event of Default, to transfer to, or to register in the name of, Secured Party or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations; provided, however, that once such Event of Default has been waived pursuant to the terms of the SNA or has been cured or remedied or otherwise is no longer continuing, Secured Party will transfer to, or register in the name of, or cause its nominees to transfer to, or register in the name of, Obligor all such Collateral.

(b) Obligor agrees that from time to time, at the expense of Obligor, Obligor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that Secured Party may reasonably request, in order to perfect, to ensure the continued perfection of, and to protect, the assignment and first-priority (subject in priority only to Permitted Liens that are entitled to a higher priority under applicable Law than the Lien of Secured Party hereunder) security interest granted or intended to be granted hereby in respect of Obligor or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Obligor shall: (i) deliver the Collateral or any part thereof to Secured Party, as Secured Party may reasonably request, or, if any Collateral shall be evidenced by a promissory note or other instrument, and “control” (within the meaning of the applicable UCC) of such promissory note or other instrument is required to afford Secured Party a first priority perfected security interest in any Collateral, deliver and pledge to Secured Party such promissory note or other instrument duly endorsed (without recourse) and accompanied by such duly executed instruments of transfer or assignment, in form and substance reasonably satisfactory to Secured Party, as Secured Party may reasonably request; (ii) authorize, execute and file such financing statements or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable, or as Secured Party may reasonably request or as required by applicable Law, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby; and (iii) if Obligor shall at any time acquire a commercial tort claim, as defined in the UCC, Obligor shall comply with Section 3.8 (Commercial Tort Claims).

(c) With respect to any deposit accounts and securities accounts (each as defined in the UCC) included in the Collateral, any applicable Obligor shall execute control agreements in form reasonably acceptable to Secured Party in order to perfect and protect the security interest in such Collateral.

7.3.2 Filing of Financing and Continuation Statements. Obligor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Secured Party herein, including describing such property as “all assets” or “all personal property”, whether now owned or hereafter acquired and wherever located. Notwithstanding anything to the contrary contained herein, Secured Party shall have no responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

7.3.3 Information Concerning Collateral. Obligor shall promptly upon request by Secured Party, and at the expense of Obligor, provide to Secured Party all information and evidence it may reasonably request concerning the Collateral to enable Secured Party to enforce the provisions of this Agreement.

7.3.4 Waiver.

(a) Obligor hereby waives, to the maximum extent permitted by applicable Law: (i) all rights under any law limiting remedies, including recovery of any deficiency, under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in such mortgage or deed of trust, and all defenses based on any loss whether as a result of any such sale or otherwise; (ii) all rights under any law to require Secured Party to pursue any Person other than Obligor, any security which Secured Party may hold, or any other remedy before proceeding against Obligor; (iii) all rights to require Secured Party to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or as expressly provided in the SNA or other Loan Documents; (iv) all rights to assert the bankruptcy or insolvency of Obligor as a defense hereunder or as the basis for rescission hereof; (v) subject to Section 7.6 (Limitation on Duty of Secured Party with Respect to the Collateral), all rights under any law purporting to reduce Obligor’s obligations hereunder if the Loan Obligations are reduced (other than as a result of payment of such Loan Obligations); (vi) all defenses based on the disability or lack of authority of Obligor or any other Person, the repudiation of the Loan Documents by Obligor or any other Person, the failure by Secured Party to enforce any claim against Obligor, or the unenforceability in whole or in part of any Loan Documents; (vii) all defenses based on any change in the time, manner or place of payment of, or in any other term of the Loan Obligations, or any release, amendment or waiver of, or consent under, or departure from, or settlement or adjustment of, any Loan Obligations; (viii) any exchange, release or non-perfection of any Lien on any Collateral or collateral under the SNA; and (ix) all suretyship and guarantor’s defenses generally. Obligor further agrees that, upon the occurrence and during the continuation of an Event of Default, Secured Party may elect to foreclose, nonjudicially or judicially, against any real or personal property security it holds for the Loan Obligations or any part thereof, or to exercise any other remedy against Obligor, any security or any other guarantor, even if the effect of that action is to deprive Obligor or any other guarantor of the right to collect reimbursement from Obligor or any other guarantor, as applicable, for any sums paid by Obligor or any other guarantor to Secured Party. Obligor agrees not to exercise prior to the Termination Date any rights of reimbursement or subrogation, or any rights to participate in any security held by Secured Party, which may arise on account of any payment made by Obligor in accordance with the provisions of this Agreement.

(b) Obligor, to the maximum extent permitted by applicable Law, hereby agrees that it will not in bad faith invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with Secured Party’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or in bad faith take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and further agrees that it will not in bad faith hinder, delay or impede the execution of any power granted hereunder to Secured Party.

7.4 Continuing Assignment and Security Interest; Transfer of Notes. This Agreement shall create a continuing pledge and assignment of, and a continuing security interest in, the Collateral and shall: (a) remain in full force and effect until the Termination Date; (b) be binding upon Obligor and its successors and assigns; and (c) inure, together with the rights and remedies of Secured Party, to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing clause (c), any of the Secured Parties may assign or otherwise transfer the notes or other evidence of indebtedness included in the Loan Obligations and held by them to any other Person to the extent permitted by and in accordance with the SNA, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Secured Parties herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Secured Party to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby, except to the extent of the payment or other satisfaction of that indebtedness. If this Agreement shall be terminated or revoked by operation of law, Obligor will indemnify and hold harmless Secured Party from any cost or expense which may be suffered or incurred by Secured Party in reasonably acting hereunder prior to the receipt by Secured Party or its successors, transferees or assigns of notice of such termination or revocation.

7.5 Termination of Security Interest. Upon the Termination Date, this Agreement and the security interest and all other rights granted hereby shall automatically terminate and all rights to the Collateral shall revert to each respective Obligor granting such rights to the Collateral hereunder. Upon any such termination, Secured Party shall, at the respective Obligor’s expense and upon written direction of Obligor, execute and, subject to Section 7.9 (Reinstatement), deliver to Obligor such documents (including UCC-3 termination statements) as Obligor shall reasonably request to evidence such termination, to release all Liens on the Collateral and to return the Collateral to Obligor.

7.6 Limitation on Duty of Secured Party with Respect to the Collateral.

(a) The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession, the accounting for monies actually received by it hereunder and any duty expressly imposed on Secured Party by applicable Law with respect to any Collateral that has not been waived hereunder, Secured Party shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against Secured Party. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Secured Party accords its own similar property, it being expressly agreed, to the maximum extent permitted by applicable Law, that Secured Party shall have no responsibility for (i) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral, but, in each case, Secured Party may do so and all expenses reasonably incurred in connection therewith shall be part of the Loan Obligations. In no event shall Secured Party be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profits) irrespective of whether Secured Party has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b) Notwithstanding anything herein to the contrary, Secured Party shall be afforded all of the rights, protections, powers, immunities and indemnities of Secured Party set forth in the Loan Documents, as if such rights, protections, powers, immunities and indemnities were specifically set forth herein. Obligor hereby acknowledges the appointment of Secured Party pursuant to the SNA. The rights, privileges, protections and benefits given to Secured Party, including its right to be indemnified, are extended to, and shall be enforceable by, Secured Party in its capacity hereunder, and to each agent, custodian and other Person employed by Secured Party in accordance herewith to act hereunder.

(c) Without limiting the generality of any other term or provision herein, Obligor acknowledges that the rights and responsibilities of Secured Party under this Agreement with respect to any action taken by Secured Party or the exercise or non-exercise by Secured Party of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall be governed by the SNA.

7.7 Amendments; Waivers; Consents. This Agreement may be amended, modified or supplemented only by a writing signed by Borrower and Secured Party. Any waiver or consent shall be effective only in the specific instance and for the specified purpose for which given. A waiver or consent shall be effective only if it is in writing and signed by the party giving the waiver or consent.

7.8 Notices. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 11(j) (Notices) of the SNA, except that notices to the Obligor may be given to Obligor at the mailing address for Obligor set forth in Exhibit A hereto or to such other address as Obligor may from time to time specify in writing to Borrower and Secured Party pursuant to Section 11(j) of the SNA.

7.9 Reinstatement. This Agreement and the obligations of Obligor hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to Obligor or any other Person or as a result of any settlement or compromise with any Person (including Obligor) in respect of such payment, and Obligor shall pay Secured Party on demand all of its costs and expenses (including reasonable fees of counsel) incurred by Secured Party in connection with such rescission or restoration.

7.10 Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in accordance with Section 7(b) (Remedies) of SNA. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Article V are insufficient to cover the costs and expenses of such exercise and the payment in full of the Loan Obligations, the Obligor shall remain liable for any deficiency.

7.11 Secured Party May Perform. Upon the occurrence and during the continuation of an Event of Default, if Obligor fails to perform any agreement contained herein to be performed by Obligor, then Secured Party may itself perform, or cause performance of, such agreement, and the expenses Secured Party incurred in connection therewith shall be part of the Loan Obligations.

7.12 Expenses. Obligor agrees to pay to Secured Party, within five (5) business days after demand, all reasonable costs and expenses incurred by Secured Party (including fees and disbursements of counsel) incident to Secured Party’s enforcement, exercise, protection or preservation of any of its rights, remedies or claims under this Agreement. Such costs and expenses shall constitute Loan Obligations and be secured by this Agreement and the Liens of the Loan Documents.

7.13 Interest. Any amount required to be paid by Obligor pursuant to the terms hereof that is not paid when due shall bear interest as provided in Section 3(d) (Interest) of the SNA.

7.14 Severability. If any provision of this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provision with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provision. The invalidity of a provision of this Agreement or any other Loan Document in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.15 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the SNA and the making of the Loans and other extensions of credit thereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Obligor set forth herein shall terminate only upon the Termination Date.

7.16 Successors; Assignment. This Agreement shall inure to the benefit of the successors or assigns of Secured Party who shall have, to the extent of their interest, the rights of the Secured Party hereunder. This Agreement is binding upon Obligor and its successors and assigns. No Obligor may assign, delegate or otherwise transfer its rights or obligations hereunder to any other Person without the prior written consent of Secured Party, and Secured Party may not assign its rights or obligations hereunder in contravention of the SNA. Any purported assignment in violation of this provision shall be void. Any entity or association into which Secured Party may be merged or converted or with which it may be consolidated, or any entity or association resulting from any merger, conversion or consolidation to which Secured Party shall be a party, or any entity or association to which all or substantially all of the corporate trust business of Secured Party may be sold or otherwise transferred, shall be the successor secured party hereunder without any further act.

7.17 Headings Descriptive. Article and section headings have been inserted in this Agreement as a matter of convenience for reference only, and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

7.18 Entire Agreement. This Agreement and the other Loan Documents are intended by the parties as a final expression of their agreement and are intended as a complete and exclusive statement of the terms and conditions thereof.

7.19 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

7.20 Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND MATTERS RELATING TO THE CREATION, VALIDITY, ENFORCEMENT OR PRIORITY OF THE LIEN OF, AND SECURITY INTERESTS CREATED BY, THIS AGREEMENT IN OR UPON THE COLLATERAL, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

7.21 WAIVER OF JURY TRIAL. BORROWER AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF BORROWER OR SECURED PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

7.22 Submission to Jurisdiction. Borrower and Secured Party each agree that any legal action or proceeding by or against an Obligor or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of Texas, in and for the County of Dallas, or of the United States of America for the Northern District of Texas, as Secured Party may elect. By execution and delivery of this Agreement, Borrower and Secured Party accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Borrower and Secured Party irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower or Secured Party, as the case may be, at their respective addresses for notices as specified or provided for herein and that such service shall be effective five (5) business days after such mailing. Borrower and Secured Party each hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens. Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of Secured Party to bring legal actions or proceedings in any other competent jurisdiction.

7.23 Third Party Rights. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to, any Person, other than the Borrower or Secured Party, any security, rights, remedies or claims, legal or equitable, under or by reason hereof or any covenant or condition hereof. This Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of the Borrower and Secured Party.

7.24 Effective Date. This Agreement shall become effective on the date when it shall have been executed by each of the parties hereto and when Secured Party shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their respective officers, representatives or other authorized persons duly authorized, intending to be legally bound, have caused this Agreement to be duly executed as of the date first above written.

ONDAS NETWORKS INC.
a Texas corporation

By	/s/ Eric Brock
	Name:	Eric Brock
	Title:	Chief Executive Officer

CHARLES & POTOMAC CAPITAL, LLC,
as Secured Party

By	/s/ Jospeh Popolo
	Name:	Joseph Popolo
	Title:	Chief Executive Officer

EXHIBIT A

OBLIGOR INFORMATION

Full and Correct Legal Name:	Ondas Networks Inc.
Type of Organization:	corporation
Jurisdiction of Organization:	Texas (originally organized in Delaware, and was a Delaware entity within the last 5 years).
Organizational Identification Number:	80-5665564
Mailing Address:	920 Stewart Drive, Suite 100, Sunnyvale, CA 94085
Location of Chief Executive Office:	920 Stewart Drive, Suite 100, Sunnyvale, CA 94085
Location of any financing statement naming Obligor as debtor:	Texas
Prior Legal Name:	N/A